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                                  EXHIBIT 23.1

                    CONSENT OF CROWE CHIZEK AND COMPANY, LLC




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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Smithtown Bancorp, Inc. of our report dated February 18, 2005 with respect to the consolidated financial statements of Smithtown Bancorp, Inc. which report appears in the Annual Report on Form 10-K, and our report dated April 22, 2005 with respect to management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which report appears in the Amended Annual Report on Form 10-K/A, of Smithtown Bancorp, Inc. for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

                                                /s/ Crowe Chizek and Company LLC
                                                --------------------------------
                                                Crowe Chizek and Company LLC

Livingston, New Jersey
May 20, 2005